Exhibit 4

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                           ROCHESTER GAS AND ELECTRIC
                                   CORPORATION


                                       TO


                               DEUTSCHE BANK TRUST
                                COMPANY AMERICAS
                        (FORMERLY BANKERS TRUST COMPANY),

                                                    TRUSTEE


                               -----------------

                             SUPPLEMENTAL INDENTURE

                             DATED AS OF JUNE   , 2002



                        SUPPLEMENTAL TO GENERAL MORTGAGE

                             DATED SEPTEMBER 1, 1918


                              ------------------

                   FIRST MORTGAGE % BONDS, DUE 2032, SERIES UU


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

         SUPPLEMENTAL INDENTURE, dated as of June   , 2002 between ROCHESTER GAS
AND ELECTRIC CORPORATION (its name having been duly changed from "Rochester Railway and Light Company"), a corporation of the State of New York with offices located at 89 East Avenue, Rochester, New York 14649 (hereinafter sometimes called the "Company"), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS (its name having been duly changed from "Bankers Trust Company"), a corporation of the State of New York with its principal corporate trust office located at 60 Wall Street, New York, New York 10005, as Trustee under the Indenture dated September 1, 1918 between Rochester Railway and Light Company and Bankers Trust Company (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company heretofore executed and delivered its General Mortgage (hereinafter sometimes referred to as the "Original Indenture"), dated the 1st day of September, 1918, to the Trustee to secure an issue of General Mortgage Bonds of the Company issuable in series and limited in aggregate principal amount as therein specified; and

         WHEREAS, the Company heretofore executed and delivered forty-one indentures amending and supplementing the Original Indenture, said forty-one indentures being dated March 1, 1921, October 23, 1928, August 1, 1932, as of May 1, 1940, as of March 1, 1949, as of August 15, 1950, as of June 1, 1952, as of March 1, 1955, as of July 1, 1957, as of October 15, 1959, as of November 15, 1961, as of September 15, 1964, as of May 1, 1966, as of September 15, 1967, as of July 1, 1968, as of August 15, 1969, as of September 1, 1970, as of August 1, 1974, as of June 15, 1976, as of September 15, 1977, as of December 1, 1978, as of August 1, 1979, as of February 15, 1980, as of August 15, 1981, as of May 15, 1982, as of June 15, 1982, as of March 1, 1983, as of June 15, 1984, as of May 15, 1985, as of August 1, 1986, as of May 1, 1987, as of December 15, 1987, as of December 1, 1988, as of April 1, 1991, as of March 15, 1992, as of May 1, 1992, as of May 15, 1992, as of October 15, 1992, as of September 1, 1993, as of March 15, 1999, and as of April 1, 2001, respectively (the Original Indenture as so amended and supplemented being hereinafter referred to as the "Mortgage"); and

         WHEREAS, all mortgages formerly constituting prior liens upon properties and franchises of the Company have been heretofore discharged (except to the extent, if any, that under the agreement between the Company and the City of Rochester, dated September 5, 1892, and agreements supplemental hereto, the City may still have the right to purchase the subways owned by the Company upon the terms and conditions therein stated), and the lien of the Mortgage now constitutes a first mortgage lien upon all properties and franchises of the Company which are subject to the lien thereof; and

         WHEREAS, there are now issued and outstanding under the Mortgage bonds in the aggregate principal amount of $580,500,000 as follows:

                    DESIGNATION                          PRINCIPAL AMOUNT
                    -----------                          ----------------

         Series RR...............................            10,500,000
         Series SS...............................            50,000,000
         Series TT...............................           200,000,000
         Secured Medium-Term
            Notes, Series A......................           170,000,000
         Secured Medium-Term
            Notes, Series B......................           150,000,000

and no bonds of any other series are issued or outstanding under the Mortgage;
and

         WHEREAS, the Company desires to issue additional bonds under the Mortgage, of a new series to be designated "First Mortgage % Bonds, due 2032, Series UU" (hereinafter sometimes called "bonds of Series UU"); and

         WHEREAS, all provisions of the Mortgage pertinent to the execution and delivery of this Supplemental Indenture and to the taking of the action referred to herein have been complied with and the Company, pursuant to due and appropriate corporate action, duly had and taken before the execution and delivery hereof, has duly authorized and directed the execution and delivery to the Trustee of this Supplemental Indenture; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture, in the form and terms hereof, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the premises and of the sum of One Dollar to the Company duly paid by the Trustee at or before the sealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, and in consideration of the purchase and acceptance of the bonds of Series UU by the holders thereof, and in order to secure the payment of the principal, interest and premium, if any, on all bonds at any time issued under and secured by the Original Indenture, as from time to time amended and supplemented, according to their tenor, purport and effect and to secure the performance and observance of all the covenants and conditions in such bonds and in the Original Indenture, as from time to time amended and supplemented, contained, and for the purpose of better assuring and confirming unto the Trustee

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

the property mortgaged or intended to be mortgaged by the Original Indenture, as from time to time amended and supplemented (other than property disposed of in accordance with the provisions of the Original Indenture, as from time to time amended and supplemented), the Company by these presents does expressly confirm the conveyance and transfer to the Trustee of such property.


                                    ARTICLE I
                               BONDS OF SERIES UU

         SECTION ONE. The bonds of Series UU shall be designated "First Mortgage % Bonds, due 2032, Series UU." The bonds of Series UU may be executed on behalf of the Company by its President or any Vice President by his manual or facsimile signature under its corporate seal, which may be in the form of a facsimile seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the bonds of Series UU, attested by its Secretary or an Assistant Secretary by his manual or facsimile signature, and shall be delivered to the Trustee for authentication by it, and thereupon, as provided in the Mortgage as hereby supplemented and not otherwise, the Trustee shall authenticate the bonds of Series UU and shall deliver the same to the Company upon its written order. The bonds of Series UU shall be fully registered bonds without coupons and shall be dated as provided in Section 2.07 of the Mortgage.
All bonds of Series UU shall be payable on June   , 2032, in such coin or
currency of the United States of America as at the time is legal tender for the payment of public and private debts, and shall bear interest, payable in like
coin or currency, at the rate of      percent (    %) per annum computed on the
basis of a 360-day year of twelve 30-day months, until maturity, according to the terms of the bonds or on prior redemption or by declaration or otherwise, and, after the date of such maturity, at the same rate of interest borne prior to maturity by the principal of the bonds of Series UU from such date of maturity until they shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest at the same rate of interest borne by the principal of the bonds of Series UU. The
first interest payment on the bonds of Series UU shall be made on September    ,
 2002, for the period from June    , 2002 to September    , 2002 with subsequent
interest payments payable quarterly on March    , June    , September    and
December    of each year (each an "Interest Payment Date") commencing on
December    , 2002. In any case where any Interest Payment Date, redemption date or maturity of any bond of the bonds of Series UU shall not be a Business Day (as hereinafter defined), then payment of interest or principal and premium if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

         The persons in whose names bonds of Series UU are registered at the close of business on any record date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date (except that in case of any redemption of bonds of Series UU as provided for herein on a date subsequent to the record date and prior to such Interest Payment Date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of any bond of Series UU upon any registration of transfer or exchange subsequent to the record date and prior to such Interest Payment Date; provided, however, that if, and to the extent, the Company shall default in the payment of the interest due on any Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of Series UU are registered on the day immediately preceding the date of payment of such defaulted interest or, at the election of the Company, on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of bonds of Series UU not less than fifteen days preceding such subsequent record date. The term "record date" shall mean, with respect to any regular Interest Payment Date, the close of business on the last day of the calendar month next preceding such Interest Payment Date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

         Principal of and interest on the bonds of Series UU shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

         Bonds of Series UU shall be issuable in minimum denominations of $25.00 and in denominations exceeding such amount in integral multiples of $25.00. The bonds of Series UU may be exchanged (without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by it) at the option of the holders thereof, in like aggregate principal amounts for bonds of Series UU of other authorized denominations.

         All bonds of Series UU shall be redeemable at the option of the
   Company, on any date on or after June   , 2007, as a whole or from time to
time in part, upon notice given by mailing the same to each registered holder directed to his registered address not less than thirty (30) nor more than ninety (90) days before the redemption date, at a redemption price equal to 100% of the principal amount

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

of the bonds of Series UU to be redeemed, plus accrued interest thereon to the redemption date.

         The bonds of Series UU shall also be redeemable on any date prior to maturity, on the conditions referred to in this paragraph, on like mailing of notice of such redemption, at 100% of the principal amount thereof, together with accrued interest thereon to the date of redemption. Redemption as a whole, but not in part only, at said redemption price may be effected as provided in
Section 5.08 of the Mortgage. Redemption as a whole or from time to time in part at said redemption price may also be effected out of cash deposited pursuant to Sections 4.06 and 4.19 of the Mortgage, the accrued interest in case of any such redemption to be provided for by the Company pursuant to the provisions of
Section 5.07 of the Mortgage. Any notice of redemption of bonds of Series UU out of cash deposited pursuant to said Sections 4.06 and 4.19 shall state that the redemption is to be effected out of cash deposited pursuant to said Section 4.06 or said Section 4.19, as the case may be.

         The Company shall redeem bonds of Series UU, in whole but not in part, prior to maturity, on like mailing of notice of such redemption, upon the occurrence of an event of default pursuant to the Insurance Agreement dated June
   , 2002 (the "Insurance Agreement") between the Company and Ambac Assurance Corporation ("Ambac"), which event of default will be deemed to have occurred if, and only if, the Company breached its obligations under Sections 1.02(b) or
3.01 of the Insurance Agreement and such breach continues for more than 60 days after the receipt by the Company of written notice of such breach from Ambac ("Insurance Event"). Subject to the notice to holders provisions provided in this paragraph, the Company shall redeem bonds of Series UU pursuant to the prior sentence within 60 days of such occurrence of the Insurance Event. In the
event of a redemption of the bonds of Series UU on or after June    , 2007 that
occurs as a result of an Insurance Event, the redemption price shall be equal to 100% of the principal amount of the bonds of Series UU to be redeemed plus accrued interest thereon to the redemption date. In the event of a redemption of the bonds of Series UU before June , 2007 that occurs as a result of an Insurance Event, the redemption price shall be equal to the accrued interest on the bonds of Series UU being redeemed to the date of redemption (the "Redemption Date") plus the greater of: (i) 100% of the principal amount of bonds of Series UU being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series UU being redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus twenty-five (25) basis points, as calculated by an Independent Investment Banker. For purposes of this paragraph the following terms shall have the following meanings:

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

                  "Adjusted Treasury Rate" means, with respect to any Calculation Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after maturity date of the bonds of Series UU, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

                  "Calculation Date" means the third business day preceding the applicable Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of Series UU that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series UU.

                  "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Primary Treasury Dealer means a primary U.S. Government securities dealer in New York City.

                  "Reference Treasury Dealer" means: (i) each of Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC, and their respective successors; provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Calculation Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

         With respect to the bonds of Series UU, if the Company shall deposit with the Trustee or its successor as trustee in trust for the purpose funds sufficient to pay the applicable redemption price for bonds of Series UU (including any portions, constituting $25.00 or a multiple thereof, of fully registered bonds), and all interest payable on such bonds (or portions) to the date on which they become due and payable upon redemption, and complies with the other provisions of the Mortgage in respect thereof, then from the date of redemption such bonds (or portions) shall no longer be secured by the lien of the Mortgage or bear interest.

         To the extent permitted by law and so long as Ambac is in compliance with its obligations under its Financial Guaranty Insurance Policy
No.           and is not subject to any bankruptcy, insolvency or similar proceedings, (i) notwithstanding any other provision of the Mortgage, Ambac shall be entitled to control and direct the enforcement of all rights and remedies with respect to the bonds of Series UU (including but not limited to any right to accelerate bonds of Series UU and any right to vote for approval of any plan of reorganization or liquidation) upon the occurrence and during a continuation of a default under the Mortgage to the same extent as if it were the holder of the bonds of Series UU; and (ii) no consent of any holder of bonds of Series UU to any amendment, supplement or change to, or other modification of, the Mortgage shall be effective without the prior written consent of Ambac.

         The Company shall not be required to make exchanges or registrations of transfer of bonds of Series UU for a period of ten days next preceding the mailing of notice of redemption of bonds of Series UU, and the Company shall not be required to exchange or register the transfer of any bond of Series UU selected, called or being called for redemption or, in the case of a bond of Series UU to be redeemed in part, that portion so to be redeemed.

         The bonds of Series UU will be issued as definitive bonds which, at the option of the Company, may be fully engraved or may be printed or lithographed.

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

         Notwithstanding the foregoing, so long as the any bonds of Series UU are registered in the name of the Depository Trust Company ("DTC") or its nominee (in such registered form, a "global security"), ownership of beneficial interests by participants therein will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee therefor. When any bonds of Series UU are represented by a global security, owners of beneficial interests therein will not be entitled to have such bonds registered in their names, will not receive or be entitled to receive physical delivery of such bonds in registered form and will not be considered the owners or holders thereof. A global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of or a nominee of such successor. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, bonds will be issued in definitive registered form in exchange for the global security representing the bonds of Series UU. The Company may at any time and in its sole discretion determine not to have any bonds of Series UU represented by one or more global securities and, in such event, will issue bonds in definitive form in exchange for all of the global securities representing such bonds of Series UU.

         SECTION TWO. The bonds of Series UU shall be substantially in the following form:

                       [FORM OF FACE OF BOND OF SERIES UU]

                     ROCHESTER GAS AND ELECTRIC CORPORATION

$...................................        No. ................................

                   FIRST MORTGAGE % BOND, DUE 2032, SERIES UU
                                 DUE JUNE , 2032

         ROCHESTER GAS AND ELECTRIC CORPORATION, a corporation organized and existing under the laws of the State of New York (hereinafter called the Company), for value received, hereby promises to pay to
                                      or  registered  assigns  on June    ,
2032, at the office or agency of the Company in the Borough of Manhattan, The City of New York,


Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay at said office or agency, in like coin or currency, interest thereon at the
rate of    percent (  %) per annum, the first interest payment to be made on
September , 2002, for the period from June , 2002 to September , 2002 with subsequent interest payments payable quarterly on March , June , September , and

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

December    of each year (each an "Interest Payment Date") commencing on
September , 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months until this bond shall mature according to its terms or on prior redemption or by declaration or otherwise, and, after the date of such maturity, at the same rate of interest borne prior to maturity by the principal hereof from such date of maturity until this bond shall be paid or payment hereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) to pay interest on any overdue installment of interest at the same rate of interest borne by the principal hereof. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Mortgage referred to on the reverse hereof, be paid to the person in whose name this bond (or the bond or bonds in exchange or substitution for which this bond was issued) was registered
at the close of business on the    day of the calendar month next preceding such
Interest Payment Date.

         Where any Interest Payment Date, redemption date or maturity shall not be a Business Day (as hereinafter defined), then payment of interest or principal and premium if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not become valid or obligatory for any purpose until Bankers Trust Company, or its successor as Trustee under the Mortgage, shall have signed the certificate of authentication hereon.

         IN WITNESS WHEREOF, ROCHESTER GAS AND ELECTRIC CORPORATION has caused this bond to be signed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:                       ROCHESTER GAS AND ELECTRIC CORPORATION

                             By.................................................
                                 Vice President

[CORPORATE SEAL]

Attest:

.............................................
                  Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This bond is one of the issue of bonds, of the series designated therein, described in the Mortgage referred to on the reverse hereof.

                             DEUTSCHE BANK TRUST COMPANY AMERICAS
                                               Trustee,

                             By ................................................
                               Authorized Officer

                     [FORM OF REVERSE OF BOND OF SERIES UU]

         This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage % Bonds, due 2032, Series UU, all bonds of all series issued and to be issued under and secured by an Indenture of Mortgage dated September 1, 1918, as amended and/or supplemented by forty-two Supplemental Indentures, all executed by the Company to Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a corporation of the State of New York, as Trustee, and together herein called the Mortgage, to which Indenture of Mortgage and all indentures and conveyances supplemental thereto reference is made for a complete description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured.

         The Mortgage contains provisions permitting, under certain conditions, the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding to waive any past default under the Mortgage and its consequences except an event of default (i) in respect of the payment of the principal of or interest on any bond, (ii) arising from the creation

(not including in such term existing liens on property acquired after March 1, 1949) of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property or (iii) in respect of the waiver of which specific provision is otherwise made in the Mortgage. The Mortgage also contains a provision that under certain circumstances if, after the principal of all bonds then outstanding under the Mortgage shall have been declared due and payable, as provided in the Mortgage, all defaults under the Mortgage shall have been remedied, then the holders of a majority in principal amount of the bonds then secured by and outstanding under the Mortgage, by written notice to the Company and to the Trustee, may waive and rescind such default and its consequences. The Mortgage also contains provisions permitting the Company and Trustee, with the consent of the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding, to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or of any supplemental indenture or modifying in any manner the rights of the holders of the bonds; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest, without the consent of the holder of each bond so affected, or (b) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds, or (c) permit the creation of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage, without the consent of the holders of all bonds. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond (and any bond issued in lieu hereof or exchange herefor), irrespective of whether or not any notation of such waiver or consent is made upon this bond.

         The bonds of Series UU are issuable in fully registered form, in minimum denominations of $25.00 and in denominations exceeding such amount in integral multiples of $25.00. This bond is transferable in the manner and subject to the limitations prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, and this bond may be exchanged for a like aggregate principal amount of bonds of the same series of other authorized denominations, at the principal corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and cancellation of this bond, without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any related tax or taxes or other governmental charges required to be paid by it. The Company, the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         Notwithstanding the preceding paragraph, so long as this bond is registered in the name of the Depository Trust Company ("DTC") or its nominee (in such registered form, a "global security"), ownership of beneficial interests by participants herein will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee therefor. When this bond is represented by a global security, owners of beneficial interests herein will not be entitled to have this bond registered in their names, will not receive or be entitled to receive physical delivery of bonds in registered form and will not be considered the owners or holders hereof. A global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of or a nominee of such successor. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, bonds will be issued in definitive registered form in exchange for the global security representing this bond. The Company may at any time and in its sole discretion determine not to have any bonds of Series UU represented by one or more global securities and, in such event, will issue bonds in definitive form in exchange for all of the global securities representing such bonds of Series UU.

         The bonds of Series UU may be redeemed at the option of the Company, on any date on or after June , 2007, as a whole or from time to time in part, upon mailing of notice as provided in the Mortgage, at 100% of the principal amount thereof, with accrued interest thereon to the date of redemption.

         The bonds of Series UU may also be redeemed on any date prior to maturity, on certain conditions referred to in the Mortgage, on giving notice of such redemption as provided in the Mortgage, at 100% of the principal amount thereof, together with accrued interest thereon to the date of redemption.

         The Company must redeem the bonds of Series UU, in whole but not in part, prior to maturity, at a redemption price as specified in the Mortgage, upon the occurrence of an event of default pursuant to the Insurance Agreement dated June , 2002 (the "Insurance Agreement") between the Company and Ambac Assurance Corporation ("Ambac"), all as provided in the Mortgage.

         It is provided in the Mortgage that any notice of redemption of bonds may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and shall be of no effect unless such moneys are so received before such date.

         To the extent permitted by law and so long as Ambac is in compliance with its obligations under its Financial Guaranty Insurance Policy No. and is not subject to any bankruptcy, insolvency or similar proceedings, (i) notwithstanding any other provision of the Mortgage, Ambac shall be entitled to control and direct the enforcement of all rights and remedies with respect to the bonds of Series UU (including but not limited to any right to accelerate bonds of Series UU and any right to vote for approval of any plan of reorganization or liquidation) upon the occurrence and during a continuation of a default under the Mortgage to the same extent as if it were the holder of the bonds of Series UU; and (ii) no consent of any holder of bonds of Series UU to any amendment, supplement or change to, or other modification of, the Mortgage shall be effective without the prior written consent of Ambac.

         The Mortgage provides that if the Company shall deposit with the Trustee or its successor as trustee in trust for the purpose funds sufficient to pay the applicable redemption price for any series of bonds (including any portions, constituting $25.00 or a multiple thereof, of fully registered bonds), and all interest payable on such bonds (or portions) to the date on which they become due and payable upon redemption, and complies with the other provisions of the Mortgage in respect thereof, then from the date of redemption such bonds (or portions) shall no longer be secured by the lien of the Mortgage or bear interest.

         The Mortgage provides that if the Company shall deposit with the Trustee or its successor as trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be secured by the lien of the Mortgage.

         The Mortgage provides that, upon any partial redemption of a fully registered bond, upon surrender thereof endorsed for transfer, new bonds of the same series and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of an event of default as in the Mortgage provided.

                   [END OF REVERSE SIDE OF BOND OF SERIES UU]

                                   ARTICLE II
                                Sundry Provisions

         SECTION ONE. The Trustee hereby accepts the trust herein declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as hereby amended and supplemented.

         SECTION TWO. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Nor shall the Trustee, subject to the provisions of Sections 10.01 and
10.02 of the Mortgage, be answerable or accountable for anything whatsoever in connection with this Supplemental Indenture, except its own misconduct or negligence.

         SECTION THREE. In compliance with Section 13 of the Lien Law of the State of New York, the Company hereby agrees that it will receive the advances secured by the Mortgage, as amended and supplemented hereby, and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement, if any, as required by said Lien Law, and that it will apply the same first to the payment of the cost of the improvement, if any, before using any part of the total of the same for any other purpose.

         SECTION FOUR. This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, Rochester Gas Electric Corporation has caused this Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and Bankers Trust Company, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be signed in its name and behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Associates, as of the day and year first above written, this day of June, 2002.

                             ROCHESTER GAS AND ELECTRIC CORPORATION


                             By.................................................
                               Mark Keogh, Vice President and Treasurer


[CORPORATE SEAL]


Attest:


.................................................
David C. Heiligman, Vice President
and Corporate Secretary




STATE OF NEW YORK           )
                            )  SS.:
COUNTY OF MONROE            )


         On the    day of June, in the year 2002, before me, the undersigned, personally appeared MARK KEOGH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                ------------------------------------------------
                                                Notary Public

                             DEUTSCHE BANK TRUST COMPANY AMERICAS
                                         Trustee,


                             By ................................................
                               Authorized Officer


[CORPORATE SEAL]


Attest:


.............................................
                  Associate



STATE OF NEW YORK             )
                              )  SS.:
COUNTY OF NEW YORK            )


         On the     day of June, in the year 2002, before me, the undersigned,
personally appeared                     , personally known to me or proved to me
on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                              --------------------------------------------------
                                               Notary Public